UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

OBSIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43430	42-1977778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Massachusetts Avenue, Cambridge MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 806-6245

Gazelle Parent, Inc.

1030 Massachusetts Avenue

Cambridge, MA 02138

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 3, 2026 (the “Closing Date”), Obsidian Therapeutics, Inc., a Delaware corporation (formerly known as Gazelle Parent, Inc.) (the “Parent”), completed the previously announced Mergers (as defined below) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated April 14, 2026, by and among Parent, Obsidian Therapeutics Sub, Inc. (formerly known as Obsidian Therapeutics, Inc.), a Delaware corporation (“Legacy Obsidian”), Onyx MergerSub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Obsidian Merger Sub”) Galera Therapeutics, Inc. (“Legacy Galera”) and Gazelle Merger Subsidiary, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Galera Merger Sub”). On the Closing Date, pursuant to the Merger Agreement and on the terms and conditions set forth therein, (a) Obsidian Merger Sub merged with and into Legacy Obsidian, pursuant to the provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Legacy Obsidian as the surviving entity (the “Obsidian Merger”) and (b) immediately following the Obsidian Merger, Galera Merger Sub merged with and into Legacy Galera pursuant to the DGCL, with Legacy Galera as the surviving entity (the “Galera Merger”, and together with the Obsidian Merger, the “Mergers”).

As used in the descriptions below, “Legacy Obsidian” refers to Obsidian Therapeutics, Inc., a Delaware corporation, prior to the consummation of the Obsidian Merger and a current wholly owned subsidiary of Parent; “Parent” refers to Obsidian Therapeutics, Inc., a Delaware corporation, following the consummation of the Obsidian Merger; “Legacy Parent” refers to Gazelle Parent, Inc., a Delaware corporation, prior to the consummation of the Mergers; and “Legacy Galera” refers to Galera Therapeutics, Inc., a Delaware corporation, prior to the consummation of the Galera Merger and a current wholly owned subsidiary of Parent.

All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the consummation of the Mergers (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of our wholly owned subsidiaries, Obsidian Therapeutics Sub, Inc. (formerly known as Obsidian Therapeutics, Inc.) and Galera Therapeutics, Inc., a Delaware corporation (formerly known as Gazelle Merger Subsidiary, Inc.), effectively became our agreements.

Securities Purchase Agreement

Concurrently with entering into the Merger Agreement, on April 14, 2026, Legacy Parent and Legacy Galera entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain qualified institutional buyers and/or accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, and subject to the terms and conditions therein, the Investors agreed to purchase, and Legacy Galera agreed to issue and sell, immediately prior to the effective time of the Obsidian Merger (the “Obsidian Effective Time”), shares of Legacy Galera’s Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), for an aggregate purchase price of $350.0 million (the “Concurrent PIPE Financing”).

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Concurrent PIPE Financing, Legacy Galera, Legacy Parent and the investors in the Concurrent PIPE Financing entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Parent agreed to register for resale certain shares of common stock of Parent, par value $0.001 per share (“Parent Common Stock”) held by such Investors from time to time, including shares of Parent Common Stock issued in the Mergers in exchange for the shares of common stock, par value $0.001 per share, of Legacy Galera (“Legacy Galera Common Stock”) issued in the Concurrent PIPE Financing.

Pursuant to the Registration Rights Agreement, Parent is obligated to prepare and file a shelf registration statement covering the resale of covered shares of Parent Common Stock within thirty (30) calendar days following the closing of the Mergers, subject to certain exceptions, pursuant to Rule 415 of the Securities Act of 1933, as amended (“Securities Act”). Parent also agreed to use reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of the date that all registrable securities covered by such registration statement (a) have been declared effective by the SEC or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. The Registration Rights Agreement also provides that we will pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Contingent Value Rights Agreement

On August 3, 2026, in connection with the consummation of the Mergers, Legacy Parent and Legacy Obsidian entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC (the “Rights Agent”), pursuant to which stockholders of Legacy Galera of record as of July 31, 2026 will receive (1) one contingent value right, (each a “CVR”), for each outstanding share of Legacy Galera Common Stock held by such stockholder on such date, representing the right to receive a pro rata portion of 80% of any potential future net proceeds received by Parent or its affiliates from the development, commercialization, licensing, sale or other disposition of the Legacy Product (as defined in the CVR Agreement), or related intellectual property during the five years following the closing and (2) one CVR for each outstanding share of Legacy Galera Common Stock held by such stockholder on such date, representing the right to receive a pro rata portion of 95% of any potential future net proceeds received by Parent or its affiliates from the Supportive-Care Product Divestiture (as defined in the CVR Agreement) during the ten years following the closing.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and are not registered with the U.S. Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in us or any of our affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the closing of the Mergers, Parent entered into lock-up agreements with certain stockholders, directors and executive officers of Legacy Obsidian, including Madan Jagasia, Peter Barrett, Maria Fardis, Julie Feder, Heidi Hagen, Robert Ross, Matthew Norkunas, Parameswaran Hari and Dana Alexander, which restrict transfer of their shares (other than any shares acquired in the Concurrent PIPE Financing) for a period of 180 days following the Closing Date of the Mergers, subject to certain limited exceptions.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the full text of the form of lock-up agreement, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Mergers, on August 3, 2026, Parent entered into indemnification agreements with each director and executive officer of Legacy Parent that provide for indemnification of certain expenses (including attorneys’ fees), judgments, fines, settlement amounts and costs reasonably incurred in any action or proceeding arising from each individual’s service as an officer or status as a director of our company, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnification agreement, which are filed hereto as Exhibits 10.5 and 10.6 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

Parent is a clinical-stage biopharmaceutical company harnessing novel protein-regulation technology to develop engineered tumor-infiltrating lymphocyte cell therapies. Effective at 8:30 a.m. eastern time on August 3, 2026, the parties to the Merger Agreement consummated the Mergers, and effective at 4:39 p.m. eastern time on July 31, 2026, our company changed its name from “Gazelle Parent, Inc.” to “Obsidian Therapeutics, Inc.”

In accordance with the terms and subject to the conditions of the Merger Agreement:

(a)

at the Obsidian Effective Time, following the conversion into Legacy Obsidian Common Stock (as defined below) of Legacy Obsidian’s preferred stock, as well as certain outstanding Banc of California warrants, each then-outstanding share of common stock of Legacy Obsidian (the “Legacy Obsidian Common Stock”) (excluding Legacy Obsidian Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) converted into the right to receive a number of shares of Parent Common Stock calculated in accordance with the Merger Agreement, in each case, based on an exchange ratio of 0.1383 (the “Obsidian Exchange Ratio”). Each then-outstanding option to purchase shares of Legacy Obsidian Common Stock was assumed by Parent and converted into an option to acquire shares of Parent Common Stock on the same terms and conditions, with the number of shares and exercise price adjusted to reflect the Obsidian Exchange Ratio.

(b)

immediately following the Obsidian Effective Time, at the effective time of the Galera Merger (the “Galera Effective Time”) and following the conversion into Legacy Galera Common Stock of Legacy Galera’s Series C Preferred Stock issued in connection with the Concurrent PIPE Financing, each then-outstanding share of Legacy Galera Common Stock (excluding any shares of Legacy Galera Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) converted into the right to receive a number of shares of the Parent Common Stock calculated in accordance with the Merger Agreement, in each case, based on an exchange ratio of 0.7019 (the “Galera Exchange Ratio”). Each then-outstanding option and pre-funded warrant to purchase shares of Legacy Galera Common Stock with an exercise price per share less than the closing trading price of a share of Legacy Galera Common Stock, on the last full trading day on which the Legacy Galera Common Stock was traded prior to the date on which the Galera Effective Time occurred converted into shares of Parent Common Stock, on a “net exercise” basis and subject to adjustment as set forth in the Merger Agreement. Each outstanding option to purchase shares of Galera Common Stock with an exercise price equal to or greater than such closing trading price was cancelled for no consideration; and

(c)

immediately prior to the Galera Effective Time, each outstanding pre-funded warrant to purchase shares of Galera Common Stock was exercised in accordance with its terms and the resulting shares of Galera Common Stock were converted into the right to receive shares of Parent Common Stock based on the Galera Exchange Ratio. Outstanding Galera Terminable Warrants were terminated in accordance with their terms. Outstanding Galera Exchangeable Warrants remained outstanding and became warrants exercisable for shares of Parent Common Stock pursuant to their terms.

The Mergers are intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

At the effective time of the Mergers, we issued an aggregate of approximately (i) 31,831,595 shares of Parent Common Stock to Legacy Obsidian securityholders, (ii) 730,057 shares of Parent Common Stock to Legacy Galera securityholders, and (iii) 29,165,559 shares of Parent Common Stock to investors in the Concurrent PIPE Financing, resulting in approximately 61,727,211 shares of Parent Common Stock being issued and outstanding immediately following the effective time of the Mergers.

Under the Obsidian Exchange Ratio and Galera Exchange Ratio formulas in the Merger Agreement, immediately following the effective time of the Mergers, the (i) Legacy Obsidian securityholders owned approximately 51.6% of the outstanding shares of the combined company’s common stock, (ii) Legacy Galera securityholders owned approximately 1.2% of the outstanding shares of the combined company’s common stock and (iii) investors in the Concurrent PIPE Financing owned approximately 47.2% of the combined company’s common stock.

Upon closing of the Mergers, we assumed the Legacy Obsidian 2016 Stock Option and Grant Plan (the “Legacy Obsidian Plan”), and each outstanding and unexercised option to purchase Legacy Obsidian shares at such time, each of which converted into an option to purchase shares of Parent Common Stock, with necessary adjustments to the number of shares and exercise price to reflect the Obsidian Exchange Ratio. In addition, upon the closing of the Mergers, we assumed those certain warrants, dated as of February 17, 2023, to purchase Legacy Galera shares at such time, each of which converted into a warrant to purchase shares of Parent Common Stock, with necessary adjustments to the number of shares and exercise price to reflect the Galera Exchange Ratio.

We registered the issuance of Parent Common Stock to Legacy Obsidian securityholders and Legacy Galera securityholders in the Mergers on a registration statement on Form S-4, as amended (SEC File No. 333-295249) (the “Registration Statement”). We intend to register the issuance of Parent Common Stock to investors in the Concurrent PIPE Financing on a registration statement on Form S-1, covering the resale of the Parent Common Stock. For more information, reference the “Registration Rights Agreement” section in Item 1.01 above.

Effective July 30, 2026, Parent Common Stock was approved for trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “OBX,” represented by the CUSIP number, 67448A106. The Parent Common Stock is expected to commence trading on Nasdaq on August 4, 2026.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

The audited financial statements of Legacy Obsidian for the years ended December 31, 2025 and 2024 and the related notes thereto are included in the information statement/prospectus which formed a part of the Registration Statement, and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Obsidian for the years ended December 31, 2025 and 2024 is filed as Exhibit 99.4 hereto and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 1.01, 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(b) Appointment of New Independent Registered Public Accounting Firm

On August 3, 2026, the Audit Committee recommended, and the Board subsequently approved, the engagement of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Parent to audit the consolidated financial statements of the Parent as of and for the year ended December 31, 2026. KPMG served as the independent registered public accounting firm of Legacy Obsidian since 2024.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Mergers and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the board of directors of Parent (the “Board”) and executive officers following the Mergers are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the Mergers, J. Mel Sorensen, M.D. and Julie Feder resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with our company relating to our operations, policies or practices.

Appointment of Directors

Effective upon the closing of the Mergers, on August 3, 2026, the Board was reconstituted as follows: Peter Barrett, Ph.D., Matthew Norkunas, M.D., M.B.A., Heidi Hagen, Madan Jagasia, M.D., M.S., Maria Fardis, Ph.D., M.B.A., and Robert Ross, M.D. (each designated by Legacy Obsidian). The classification of the Board was confirmed as follows:

Peter Barrett, Ph.D. was appointed as a Class I director (terms expire at our 2027 annual meeting), Matthew Norkunas, M.D., M.B.A. and Heidi Hagen were appointed as Class II directors (terms expire at our 2028 annual meeting), and Madan Jagasia, M.D., M.S., Maria Fardis, Ph.D, M.B.A, and Robert Ross, M.D. were appointed as Class III directors (terms expire at our 2029 annual meeting). In addition, Maria Fardis, Ph.D. was appointed Chairperson of the Board. Under the listing rules of Nasdaq (the “Nasdaq Listing Rules”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Dr. Ross, Dr. Fardis and Ms. Hagen qualify as “independent directors” as defined by the Nasdaq Listing Rules.

Each of the newly appointed directors’ biographical information is set forth below.

Madan Jagasia, M.D., M.S., has served as Legacy Obsidian’s Chief Executive Officer and a member of the Legacy Obsidian Board since January 2023. From August 2020 to January 2023, Dr. Jagasia served in various roles at Iovance Biotherapeutics, Inc. (Nasdaq: IOVA) (“Iovance”), a biopharmaceutical company, and most recently as Executive Vice President, Medical Affairs. Previously, Dr. Jagasia worked at Vanderbilt University Medical Center since 2001 in various roles and most recently as Chief Medical Officer and Executive Medical Director of the Vanderbilt-Ingram Cancer Center (“VICC”), where he co-led the Translational Research and Interventional Oncology Research Program at VICC. Dr. Jagasia holds a M.B.B.S. from the GS Medical College & KEM Hospital and an M.S. and a Master of Management in Health Care Management from Vanderbilt University. We believe Dr. Jagasia is qualified to serve on the Board because of his scientific and professional background and based on his current role as Chief Executive Officer.

Maria Fardis, Ph.D., M.B.A., is chairperson of Legacy Obsidian board of directors and has served as a member of the Legacy Obsidian board of directors since October 2021. Dr. Fardis has served as the Chief Executive Officer of AirNexus Therapeutics, a biotechnology company, since January 2026, and as a Venture Partner at Frazier Life Sciences Management, L.P., or Frazier, a healthcare investment firm, since September 2021. Dr. Fardis served as the Chief Executive Officer of Lassen Therapeutics, a biotechnology company, from April 2021 to January 2026. Dr. Fardis previously served as President and Chief Executive Officer of Iovance and as a member of its board of directors from June 2016 through June 2021. Dr. Fardis previously served as the Chief Operating Officer of Acerta Pharma B.V., a biopharmaceutical company, from January 2015 to March 2016. From April 2011 to December 2014, she worked at Pharmacyclics, Inc. (formerly Nasdaq: PCYC; acquired by AbbVie Inc.) in various roles and most recently served as Chief of Oncology Operations and Alliances. Prior to that, from 2001 to 2011, Dr. Fardis held increasingly senior positions in medicinal chemistry and project and portfolio management at Gilead Sciences, Inc. (Nasdaq: GILD). Dr. Fardis has served on the board of directors of CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company, since June 2022. Dr. Fardis holds a B.S. in chemistry from the University of Illinois, Urbana-Champaign, a Ph.D. in Organic Chemistry from the University of California, Berkeley, and an M.B.A. from Golden Gate University. We believe Dr. Fardis is qualified to serve on the Board because of her experience as an executive in the life sciences industry, extensive experience in drug development, and strong scientific background.

Peter Barrett, Ph.D., has served as a member of the Legacy Obsidian board of directors since September 2015. Since 2002, Dr. Barrett has worked at Atlas Venture, an early-stage life sciences venture capital fund, and is a partner in the life sciences group, where he has been involved in the creation of several therapeutic and drug discovery platform companies. Previously, he was a co-founder, Executive Vice President and Chief Business Officer of Celera Genomics. Dr. Barrett has served as the Chairman of Synlogic, Inc. (Nasdaq: SYBX), a biotechnology company, since 2017 and on the board of directors of Revvity, Inc. (NYSE: RVTY), a life sciences and diagnostics company, since 2012. Dr. Barrett is also on the Advisory Council of the Blavatnik Fellowship program. Dr. Barrett previously served on the board of Larimar Therapeutics, Inc. (Nasdaq: LRMR), a biotechnology company, until 2023, and previously served on the board of Cadent Therapeutics (acquired by Novartis AG), Vitae Pharmaceuticals, Inc. (formerly Nasdaq: VTAE; acquired by Allergan PLC), Stromedix, Inc. (acquired by Biogen Idec), NovaMed Pharmaceuticals, Inc. (acquired by SciClone Pharmaceuticals, Inc.), Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), Harbour Antibodies BV (acquired by Harbour BioMed), Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), Sirion Therapeutics, Inc. (acquired by Alcon Inc. and Bausch + Lomb Corporation), and Archemix (acquired by Baxter International Inc.). In addition, Dr. Barrett is a board member of Nucleate, a student-run nonprofit organization representing the global community of bio-innovators. Dr. Barrett holds a B.S. in chemistry from Lowell Technological Institute (now known as the University of Massachusetts, Lowell) and a Ph.D. in analytical chemistry from Northeastern University. We believe Dr. Barrett is qualified to serve on the Board because of his extensive experience in the life sciences industry.

Heidi Hagen, M.B.A., has served as a member of the Legacy Obsidian board of directors since November 2021. Ms. Hagen has over 30 years of experience in the Biotechnology industry primarily as an operations executive. Ms. Hagen has served as a member of the board of directors of Vericel Corporation (Nasdaq: VCEL; formerly known as Aastrom Biosciences, Inc.), a biopharmaceutical company, since August 2013. Ms. Hagen also serves as a member of the board of directors of Dimension Bio, Applied StemCell, Inc., and A-Alpha Bio, Inc. She previously served as the Chief Technical Officer of Sonoma Biotherapeutics, Inc., a biotechnology company, from November 2021 to June 2023. Prior to that, Ms. Hagen served as the Interim Chief Executive Officer and member of the board of directors of Ziopharm Oncology, Inc. (formerly Nasdaq: ZIOP; now Alaunos Therapeutics, Inc.), a biopharmaceutical company, from 2019 to 2021. Ms. Hagen also co-founded Vineti, Inc., a software platform company for cell and gene therapy supply chain management, where she served as Advisor and Chief Strategy Officer from 2015 to 2021. Prior to those experiences, Ms. Hagen was Senior Vice President of Operations at Dendreon (2002 to 2012) where she oversaw the commercialization of the first active cellular therapy, Provenge. And, she held various operational and project management roles at Immunex Corporation from 1993 to 2002. Ms. Hagen holds a B.S. in cell biology, an M.S. in bioengineering, and an M.B.A. from the University of Washington. We believe Ms. Hagen is qualified to serve on the Board because of her significant leadership experience in the biopharmaceutical industry.

Matthew Norkunas, M.D., M.B.A., has served as a member of the Legacy Obsidian board of directors since April 2023. Since January 2025, Dr. Norkunas has served as the Chief Financial Officer and President of Tubulis, Inc., a biotechnology company. From July 2020 to January 2025, Dr. Norkunas served as the Chief Financial Officer of Generation Bio Co. (formerly Nasdaq: GBIO; acquired by XOMA Royalty Corporation), a genetics medicine company. Previously, Dr. Norkunas served as the Chief Financial Officer and Head of Corporate and Business Development at SomaLogic, Inc. (acquired by Illumina, Inc.), a protein biomarker discovery and clinical diagnostics company, from February 2016 to June 2020. From July 2012 to January 2016, Dr. Norkunas served as a senior equity analyst at Marsico Capital Management, LLC, an investment company, where he served as the firm’s primary health care investment specialist. Dr. Norkunas began his career as a practicing anesthesiologist. Dr. Norkunas holds a B.A. from St. Mary’s College of Maryland, an M.D. from University of Maryland School of Medicine, and an M.B.A. from Columbia Business School. We believe Dr. Norkunas is qualified to serve on the Board because of his significant financial experience with biotechnology companies and clinical background.

Robert Ross, M.D., has served as a member of the Legacy Obsidian board of directors since September 2020. Since November 2023, Dr. Ross has served as the Chief Executive Officer of Clasp Therapeutics, Inc., a pharmaceutical company. Prior to that, Dr. Ross served as the Chief Executive Officer and a member of board of directors of Surface Oncology, Inc. (formerly Nasdaq: SURF; acquired by Coherus BioSciences, Inc.), an immuno-oncology company, from April 2021 until July 2023 and had previously served as the Chief Medical Officer from October 2016 to March 2021. Dr. Ross served as Head of Oncology at bluebird bio, Inc. (formerly Nasdaq: BLUE; now Genetix Biotherapeutics, Inc.) from October 2015 to October 2016, Senior Vice President of Clinical Development and Pharmacovigilance from January 2015 to October 2016, and Vice President of Clinical Development from October 2012 to January 2015. Prior to that, he worked at Infinity Pharmaceuticals, Inc. from October 2007 to October 2012. Dr. Ross was a Fellow in Medical Oncology and a faculty member at the Dana Farber Cancer Institute from July 2003 to August 2007, and then maintained a clinical practice at Dana Farber Cancer Institute from August 2007 to October 2015. Dr. Ross has served on the board of directors of Xilio Therapeutics, Inc. (Nasdaq: XLO), a biotechnology company, since June 2022. Dr. Ross holds a B.S. in Biological Sciences and a B.A. in Philosophy from Stanford University, an M.S. in Medical Science as part of the Clinical Investigator Training Program from Harvard Medical School, and an M.D. from Columbia University College of Physicians and Surgeons. He completed his residency training in Internal Medicine at the University of California, San Francisco. We believe that Dr. Ross is qualified to serve on the Board because of his extensive executive experience in the life science industry and clinical background.

Board Committees

Immediately after the closing of the Mergers, on August 3, 2026, the Board reconstituted its various standing committees as follows:

Audit Committee

Matthew Norkunas, M.D., M.B.A., Peter Barrett, Ph.D., and Maria Fardis, Ph.D. were appointed to the Audit Committee of the Board. Dr. Norkunas was appointed chair of the Audit Committee and designated as the “audit committee financial expert.”

Compensation Committee

Robert Ross, M.D., Maria Fardis, Ph.D., and Heidi Hagen were appointed to the Compensation Committee of the Board. Ms. Hagen was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Heidi Hagen, Peter Barrett, Ph.D., and Robert Ross, M.D. were appointed to the Nominating and Corporate Governance Committee of the Board. Ms. Hagen was appointed chair of the Nominating and Corporate Governance Committee.

Non-Employee Director Compensation

Following the closing of the Mergers, each non-employee director will receive compensation for his or her service on the Board in accordance with our non-employee director compensation policy, which became effective upon the completion of the Mergers and provides for the following cash and equity retainers:

•	an annual cash retainer of $40,000 for members of the Board (or $70,000 for the non-executive chair of the Board);

•	an additional annual cash retainer of $10,000 for service on the Audit Committee (or $20,000 for service as chair of the Audit Committee);

•	an additional annual cash retainer of $7,500 for service on the Compensation Committee (or $15,000 for service as chair of the Compensation Committee);

•

an additional annual cash retainer of $5,000 for service on the Nominating and Corporate Governance Committee (or $10,000 for service as chair of the Nominating and Corporate Governance Committee); and

In addition, the non-employee director compensation policy provides that, upon initial election to the Parent Board, each non-employee director will be granted an initial stock option award to purchase a number of shares of Parent Common Stock equal to 0.122% of the total number of outstanding shares of Parent Common Stock on the date of grant (the “Initial Grant”). The Initial Grant will vest in equal monthly installments over three years following the date of grant, subject to continued service through the applicable vesting date. Furthermore, upon the closing of the Mergers and on the date of each annual meeting of stockholders following the completion of the Mergers, each non-employee director who is serving as a non-employee director as of the closing of the Mergers or who continues as a non-employee director following such meeting, as applicable, will be granted an annual stock option award to purchase a number of shares of Parent Common Stock equal to 0.061% of the total number of outstanding shares of Parent Common Stock on the date of grant (the “Annual Grant”). The Annual Grant will vest in full on the earlier of the first anniversary of the date of grant and Parent’s next annual meeting of stockholders, subject to continued service through the applicable vesting date. All outstanding awards granted to non-employee directors will become fully vested and exercisable upon a sale event, as defined in the Obsidian Therapeutics, Inc. 2026 Equity Incentive Plan (the “2026 Plan”).

The grant date fair value of all awards and all other cash compensation paid by Parent to any non-employee director during any one calendar year for services as a non-employee director may not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Parent Board. We will also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Parent Board and committees thereof.

In connection with the closing of the Mergers, our directors received certain option grants as described below under “Closing Option Grants”.

Departure of Executive Officers

Immediately after closing of the Mergers, J. Mel. Sorensen resigned as the President and Principal Executive Officer and Joel Sussman resigned as the Treasurer and Principal Financial and Accounting Officer of Legacy Galera.

Appointment of Executive Officers

On July 31, 2026, the Board appointed Madan Jagasia as our Chief Executive Officer and principal executive officer, Julie Feder as our Chief Financial Officer and Principal Financial Officer and Principal Accounting Officer, Parameswaran Hari as our Chief Medical Officer, and Dana Alexander as our Chief Technical Officer.

There are no family relationships among any of our newly appointed executive officers. None of our newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the newly appointed executive officers’ biographical information is set forth below.

Madan Jagasia, M.D., M.S. has served as Legacy Obsidian’s Chief Executive Officer and a member of the Board since January 2023. From August 2020 to January 2023, Dr. Jagasia served in various roles at Iovance Biotherapeutics, Inc. (Nasdaq: IOVA), or Iovance, a biopharmaceutical company, and most recently as Executive Vice President, Medical Affairs. Previously, Dr. Jagasia worked at Vanderbilt University Medical Center since 2001 in various roles and most recently as Chief Medical Officer and Executive Medical Director of the Vanderbilt-Ingram Cancer Center, or VICC, where he co-led the Translational Research and Interventional Oncology Research Program at VICC. Dr. Jagasia holds a M.B.B.S. from the GS Medical College & KEM Hospital and an M.S. and a Master of Management in Health Care Management from Vanderbilt University. We believe Dr. Jagasia is qualified to serve on the Board because of his scientific and professional background, and his familiarity with our company as Chief Executive Officer.

Julie Feder has served as Legacy Obsidian’s Chief Financial Officer since January 2026. Previously, from August 2018 to October 2024, she served as Chief Financial Officer of Aura Biosciences, Inc. (Nasdaq: AURA), a biopharmaceutical company. Previously, Ms. Feder served as Chief Financial Officer at Verastem, Inc. (Nasdaq: VSTM), a biopharmaceutical company, from July 2017 to June 2018. Prior to joining Verastem, Ms. Feder served as the Chief Financial Officer at the Clinton Health Access Initiative, Inc. from September 2011 to July 2017. Ms. Feder began her career at Deloitte & Touche LLP, where she was senior manager of Audit, Consulting and Enterprise Risk Services. Ms. Feder holds a B.S. in Accounting from Yeshiva University’s Sy Syms School of Business.

Parameswaran Hari, M.D., M.S. has served as Legacy Obsidian’s Chief Medical Officer since January 2023. Previously, Dr. Hari served as Senior Vice President, Clinical Science at Iovance from November 2021 to January 2023. Prior to Iovance, Dr. Hari was the Chief of Hematology and Oncology at the Medical College of Wisconsin from March 2017 to November 2021. Dr. Hari also served the American Society of Transplantation and Cellular Therapy as its Secretary. Dr. Hari holds a M.B.B.S. from Kerala University, an M.D. from Central University of Pondicherry, and an M.S. from the Medical College of Wisconsin.

Dana Alexander, M.B.A. has served as Legacy Obsidian’s Chief Technical Officer since April 2024. Previously, Mr. Alexander served as Senior Vice President of Technical Operations at AlloVir, Inc. (formerly Nasdaq: ALVR), a late-stage T cell therapy company, from September 2020 to April 2024. Prior to that, Mr. Alexander served as Vice President of Operations including Head of Business Operations, from January 2020 to September 2020 and Site General Manager, from January 2018 to January 2020 at Brammer Bio, now part of Thermo Fisher Scientific Inc. (NYSE: TMO). He also previously served as Chief Operations Officer at Anika Therapeutics, Inc. (Nasdaq: ANIK), a joint preservation company, and Senior Director of Manufacturing Operations at Genzyme, now part of Sanofi SA (Nasdaq: SNY), a global pharmaceutical company. Mr. Alexander holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. from Boston University.

Executive Employment Arrangements

Madan Jagasia, M.D., M.S. Executive Employment Agreement

In connection with the closing of the Mergers, Parent entered into an executive employment agreement with Dr. Jagasia for the position of Chief Executive Officer (the “Jagasia Employment Agreement”). Pursuant to the Jagasia Employment Agreement, Dr. Jagasia is eligible to receive an annual base salary of $638,200, subject to annual review and adjustment at our discretion and an annual cash incentive bonus, as determined by Parent’s Board, which bonus has a target of 55% of Dr. Jagasia’s base salary. Dr. Jagasia is eligible to participate in the employee benefit plans generally available to Parent’s employees, subject to the terms of those plans, and Severance Plan (as defined in the Severance Plan) as a Tier 1 Executive, as defined in the Severance Plan.

Dana Alexander, M.B.A. Executive Employment Agreement

In connection with the closing of the Mergers, Parent entered into an executive employment agreement with Mr. Alexander for the position of Chief Technical Officer (the “Alexander Employment Agreement”). Pursuant to the Alexander Employment Agreement, Mr. Alexander is eligible to receive an annual base salary of $461,480, subject to annual review and adjustment at our discretion and an annual cash incentive bonus, as determined by Parent’s Board, which bonus has a target of 40% of Mr. Alexander’s base salary. Mr. Alexander is eligible to participate in the employee benefit plans generally available to Parent’s employees, subject to the terms of those plans, and the Severance Plan as a Tier 2 Executive, as defined in the Severance Plan.

Parameswaran Hari, M.D., M.S. Executive Employment Agreement

In connection with the closing of the Mergers, Parent entered into an executive employment agreement with Dr. Hari for the position of Chief Medical Officer (the “Hari Employment Agreement”). Pursuant to the Hari Employment Agreement, Dr. Hari is eligible to receive an annual base salary of $538,167, subject to annual review and adjustment at our discretion and an annual cash incentive bonus, as determined by Parent’s Board, which bonus has a target of 40% of Dr. Hari’s base salary. Dr. Hari is eligible to participate in the employee benefit plans generally available to Parent’s employees, subject to the terms of those plans, and the Severance Plan as a Tier 2 Executive, as defined in the Severance Plan.

Executive Severance Plan

In connection with the Mergers, Parent has adopted an Executive Severance Plan (the “Severance Plan”), effective as of the Closing Date, in which the named executive officers and certain other employees will be eligible to participate.

The Severance Plan provides that upon a (i) termination of a named executive officer’s employment by Parent for any reason other than due to “cause,” death or “disability” or (ii) a named executive officer’s resignation for “good reason” (each as defined in the Severance Plan), in each case outside of the period beginning three months prior to and ending on the one-year anniversary of a “change in control” (as defined in the Severance Plan) (such period, the “Change in Control Period”), each named executive officer will be entitled to receive, subject to the execution and delivery of an effective and irrevocable separation agreement containing, among other things, a general release of claims in Parent’s favor and continued compliance with all applicable continuing obligations: (A) continued payment of the named executive officer’s base salary for 12 months following termination (such period, the “Severance Period”) and, for the Chief Executive Officer, a pro-rated target bonus and any earned but unpaid annual incentive compensation for the prior year; and (B) an amount equal to the employer portion of the monthly COBRA premium until the earliest of (x) the end of the Severance Period, (y) the date the named executive officer becomes eligible for group medical plan benefits under any other employer’s group medical plan or (z) the cessation of the named executive officer’s health continuation rights under COBRA.

The Severance Plan also provides that upon a (i) termination of a named executive officer’s employment by Parent other than for cause or due to death or disability or (ii) resignation by a named executive officer for good reason, in each case within the Change in Control Period, each named executive officer will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective and irrevocable separation agreement containing, among other things, a general release of claims in Parent’s favor and continued compliance with all applicable continuing obligations: (A) a lump sum amount equal to one times (or, in the case of the Chief Executive Officer, one and a half times) the sum of the named executive officer’s base salary and target annual bonus in effect immediately prior to the date of termination or immediately prior to the change in control, if higher; (B) any earned but unpaid annual incentive compensation for the prior year; (C) an amount equal to the employer portion of the monthly COBRA premium until the earliest of (x) 12 months (or, in the case of the Chief Executive Officer, 18 months) following termination of employment, (y) the date the named executive officer becomes eligible for group medical plan benefits under any other employer’s group medical plan or (z) the cessation of the named executive officer’s health continuation rights under COBRA; and (D) accelerated vesting of all outstanding and unvested equity awards held by the named executive officer that are subject solely to time-based vesting and, for the Chief Executive Officer, all vested stock options will remain exercisable until the earlier of six months following the date of termination and the original expiration date of the stock option.

Pursuant to Section 280G of the Code, Parent may not be eligible for a U.S. federal income tax deduction on the payments and benefits provided under the Severance Plan in connection with a change in control. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the eligible participant.

A more complete summary of the terms of the Severance Plan is included in the Registration Statement in the section titled “Executive Severance Plan.” That summary and the foregoing description of the Severance Plan are qualified in their entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

2026 Equity Incentive Plan

On June 30, 2026, the Board of Directors of Legacy Parent adopted and Legacy Parent’s sole stockholder approved the 2026 Plan, which became effective on the day immediately preceding the closing of the Mergers. The 2026 Plan allows Parent to make equity-based and cash-based incentive awards to officers, employees, non-employee directors and consultants. Parent’s Board of Directors (the “Parent Board”) anticipates that providing such persons with a direct stake in Parent will assure a closer alignment of the interests of such individuals with those of Parent and its stockholders, thereby stimulating their efforts on Parent’s behalf and strengthening their desire to remain with Parent.

The 2026 Plan will be administered by the compensation committee of the Parent Board or such other similar committee pursuant to the terms of the 2026 Plan. The plan administrator will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2026 Plan. The plan administrator may delegate to a subcommittee consisting of one or more members of the Parent Board, or a committee consisting of one or more officers of Parent, the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and not members of the delegated committee, subject to certain limitations and guidelines.

The total number of shares of Parent Common Stock initially reserved for issuance under the 2026 Plan is 7,494,541 shares (the “Initial Limit”). The 2026 Plan provides that the number of shares reserved and available for issuance under the 2026 Plan will automatically increase on January 1, 2027 and each January thereafter during the term of the 2026 Plan, by (i) 5% of the sum of (A) the number of shares of Parent Common Stock issued and outstanding on the immediately preceding December 31, (B) the number of shares of Parent preferred stock issued and outstanding on the immediately preceding December 31 and (C) the number of shares of Parent stock issuable pursuant to the exercise of any outstanding warrants to acquire such Parent Common Stock or Parent preferred stock on the immediately preceding December 31 (the “Outstanding Shares”), or (ii) such lesser number of shares as determined by Parent’s compensation committee (the “Annual Increase”). The number of shares of Parent Common Stock reserved for issuance under the 2026 Plan is subject to adjustment in the event of a stock split, stock dividend or other change in Parent’s capitalization.

A more complete summary of the terms of the 2026 Plan is included in the Registration Statement in the section titled “2026 Equity Incentive Plan.” That summary and the foregoing description of the 2026 Plan are qualified in their entirety by reference to the 2026 Plan, which is filed as an Exhibit 10.7 this Current Report on Form 8-K and incorporated herein by reference.

2026 Employee Stock Purchase Plan

The Obsidian Therapeutics, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”) was adopted by the Board of Directors of Legacy Parent and approved by Legacy Parent’s sole stockholder on June 30, 2026, and became effective on the date immediately preceding the closing of the Mergers. The 2026 ESPP will be administered by the person or persons appointed by the Parent Board and the administrator of the 2026 ESPP will have full authority to make, administer and interpret such rules and regulations regarding the 2026 ESPP as it deems advisable. It is intended that a component of the 2026 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). All individuals classified as employees on the payroll records of Parent or a “designated company,” as defined in the 2026 ESPP, will be eligible to participate in the 2026 ESPP, provided that the administrator may determine, in advance of any offering, that such employees are eligible only if, as of the first day of the applicable offering (the “Offering Date”), (a) they are customarily employed by Parent or a designated company for more than (i) 20 hours a week or (ii) five months per calendar year, (b) they have completed a minimum period of service prior to the Offering Date (provided such service requirement does not exceed two years of employment) and/or (c) they are not highly compensated employees (within the meaning of Section 414(q) of the Code). No person who owns or holds, or as a result of participation in the 2026 ESPP would own or hold, Parent Common Stock or options to purchase Parent Common Stock, that together equal 5% or more of total combined voting power or value of all classes of stock of Parent or any parent or subsidiary of Parent is entitled to participate in the 2026 ESPP. No employee may exercise an option granted under the 2026 ESPP that permits the employee to purchase Parent Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

The number of shares of Parent Common Stock initially reserved for issuance under the 2026 ESPP is 749,464 shares of Parent Common Stock (the “Initial ESPP Limit”). The 2026 ESPP provides that the number of shares reserved and available for issuance under the 2026 ESPP will automatically increase each January 1, beginning on January 1, 2027 and ending on January 1, 2036, by the least of (i) the Initial ESPP Limit, (ii) 1% of the Outstanding Shares on the immediately preceding December 31 and (iii) such number of shares of Parent Common Stock as determined by the 2026 ESPP administrator. If Parent’s capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the 2026 ESPP will be appropriately adjusted.

A more complete summary of the terms of the 2026 ESPP is included in the Registration Statement in the section titled “2026 Employee Stock Purchase Plan.” That summary and the foregoing description of the 2026 ESPP are qualified in their entirety by reference to the full text of the 2026 ESPP, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Senior Executive Cash Incentive Bonus Plan

On June 22, 2026, the board of directors of Legacy Parent (the “Legacy Parent Board”) adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for cash bonus payments based upon Parent and individual performance targets established by Parent’s compensation committee. The performance targets will be related to financial or operational measures or objectives with respect to Parent (“Corporate Performance Goals”), as well as individual performance objectives.

Parent’s compensation committee may select Corporate Performance Goals from among the following: research and development, publication, clinical, and/or regulatory milestones; revenue; corporate revenue; earnings before interest, taxes, depreciation, and amortization; net income (loss) (either before or after interest, taxes, depreciation, and/or amortization); changes in the market price of Parent Common Stock; economic value-added; acquisitions or strategic transactions, including licenses, collaborations, joint ventures, or promotion arrangements; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of Parent Common Stock; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention and recruiting, and other human resources matters; operating income; and/or net annual recurring revenue; or any other performance goal selected by the compensation committee, any of which may be (A) measured in absolute terms or as compared to any incremental increase, (B) measured in terms of growth, as compared to results of a peer group, or (C) measured against the market as a whole, compared to applicable market indices, and/or measured on a pre-tax or post-tax basis.

The Bonus Plan also permits Parent’s compensation committee to approve additional bonuses to executive officers in its sole discretion.

A more complete summary of the terms of the Bonus Plan is included in the Registration Statement in the section titled “Senior Executive Cash Incentive Bonus Plan.” That summary and the foregoing description of the Bonus Plan are qualified in their entirety by reference to the full text of the Bonus Plan, a copy of which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

On July 31, 2026, Legacy Parent filed its amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware. Legacy Parent Board and its stockholders previously approved the Amended and Restated Certificate to be filed in connection with, and to be effective immediately prior to, the completion of the Mergers. The Amended and Restated Certificate amended and restated Legacy Parent’s existing certificate of incorporation in its entirety to, among other things: (i) change Legacy Parent’s name to “Obsidian Therapeutics, Inc.”; (ii) authorize 500,000,000 shares of common stock; (iii) eliminate all references to the previously-existing series of preferred stock; and (iv) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

In addition, the amended and restated bylaws of Parent (the “Amended and Restated Bylaws”), previously approved by the Legacy Parent Board and stockholders, became effective immediately upon, and contingent upon, the consummation of the Mergers. The Amended and Restated Bylaws amend and restate Legacy Parent’s bylaws in their entirety to, among other things: (i) eliminate the ability of Parent’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board; and (iii) conform to the amended provisions of the Amended and Restated Certificate.

The foregoing descriptions of the Amended and Restated Certificate and the Amended and Restated Bylaws of Parent is qualified by reference to the Amended and Restated Certificate and the Amended and Restated Bylaws of Parent, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 3, 2026, we issued a press release announcing, among other things, the closing of the Mergers. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press releases is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of April 14, 2026, by and among Galera Therapeutics, Inc., Obsidian Therapeutics, Inc., Gazelle Parent, Inc., Onyx MergerSub, Inc. and Gazelle Merger Subsidiary, Inc. (incorporated by reference from Exhibit 2.1 to Gazelle Parent, Inc.’s Registration Statement on Form S-4 (File No. 333-295249) filed with the Securities and Exchange Commission on July 2, 2026).

3.1	Amended and Restated Certificate of Incorporation of Obsidian Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Obsidian Therapeutics, Inc.

4.1	Galera Therapeutics, Inc. Warrant to Purchase Common Stock dated February 17, 2023.

10.1*	Securities Purchase Agreement, dated as of April 14, 2026, by and among Gazelle Parent, Inc., Galera Therapeutics, Inc., Obsidian Therapeutics, Inc. and each of the Investors listed on Exhibit A thereto.

10.2*	Registration Rights Agreement, dated as of April 14, 2026, by and among Parent, Galera Therapeutics, Inc. and each of the Investors signatory thereto.

10.3	Form of Lock-Up Agreement.

10.4	Contingent Value Rights Agreement dated August 3, 2026, by and among Obsidian Therapeutics, Inc., Gazelle Parent, Inc. and Equiniti Trust Company, LLC.

10.5+	Form of Indemnification Agreement for Officers of Obsidian Therapeutics, Inc.

10.6+	Form of Indemnification Agreement for Directors of Obsidian Therapeutics, Inc.

10.7+	Obsidian Therapeutics, Inc. 2026 Equity Incentive Plan, and form of award agreements thereunder.

10.8+	Obsidian Therapeutics, Inc. 2026 Employee Stock Purchase Plan.

10.9+	Obsidian Therapeutics, Inc. Non-Employee Director Compensation Policy.

10.10+	Obsidian Therapeutics, Inc. Senior Executive Cash Incentive Bonus Plan.

10.11+	Executive Severance Plan.

10.12+	Form of Executive Employment Agreement

10.13	Nonexclusive License Agreement, by and between Obsidian Therapeutics, Inc. and The University of Texas M.D. Anderson Cancer Center, dated October 19, 2021.

10.14	Lease by and between Obsidian Therapeutics, Inc. and Cambridge 1030 Mass Ave, LLC, dated May 19, 2017, as amended.

10.15	Lease by and between Obsidian Therapeutics, Inc. and Patriots Park Owner, LLC, dated August 19, 2021.

21.1	Subsidiaries of Obsidian Therapeutics, Inc.

99.1	Press release issued on August 3, 2026.

99.2	Risk Factors of Obsidian Therapeutics, Inc.

99.3	Business Section of Obsidian Therapeutics, Inc.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Obsidian Therapeutics Sub, Inc. (formerly Obsidian Therapeutics, Inc.) for the years ended December 31, 2025 and 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan
#	Filed previously
*

Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) or 601(a)(5), as applicable, of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBSIDIAN THERAPEUTICS, INC.

Date: August 3, 2026	By:	/s/ Madan Jagasia
	Name:	Madan Jagasia
	Title:	Chief Executive Officer, Director